EMPLOYMENT AGREEMENT


                  This Employment Agreement is entered into as of October 6, 1997, between John W. Morgan ("Employee") and Epitope, Inc., an Oregon corporation (the "Company").

                  1. SERVICES.

                           1.1 EMPLOYMENT. The Company agrees to employ Employee
as President and Chief Executive Officer of the Company, and Employee hereby accepts such employment in accordance with the terms and conditions of this Agreement. Employment shall continue until terminated pursuant to the terms of this Agreement.

                           1.2 DUTIES. Employee shall have the position named in
Section 1.1 with such powers and duties appropriate to that office (a) as may be provided by the bylaws of the Company, (b) as otherwise set forth in Exhibit A attached to this Agreement, and (c) as determined by the board of directors from time to time. Subject to the provisions of Section 7.4 hereof, Employee's position and duties may be changed from time to time during the term of this Agreement, and Employee's place of work may be relocated at the sole discretion of the board of directors.

                           1.3 OUTSIDE  ACTIVITIES.  Employee  shall  obtain the
consent of the board of directors before he engages, either directly or indirectly, in any other professional or business activities that may require an appreciable portion of Employee's time or effort to the detriment of the Company's business.

                           1.4  DIRECTION  OF  SERVICES.  Employee  shall at all
times discharge his duties in consultation with and under the supervision and direction of the board of directors.

                  2. COMPENSATION AND EXPENSES.

                           2.1 SALARY.  As compensation  for services under this
Agreement, the Company shall pay to Employee a regular salary of $20,416.67 per month. Subject to the provisions of Section 7.4 hereof, such salary may be adjusted from time to time in the discretion of the board of directors. Payment shall be made on a bi-weekly basis, less all amounts required by law or authorized by Employee to be withheld or deducted, at such times as shall be determined by the board of directors. The board of directors may also authorize payment to Employee of bonuses at such times and in such amounts as may be determined by the board of directors.

                           2.2 ADDITIONAL  EMPLOYEE BENEFITS.  The Company shall
provide for Employee life insurance in the amount of $1 million payable to Employee's designated beneficiary, provided the cost to the Company does not exceed $10,000 per year. To the extent otherwise eligible, Employee shall also be entitled to receive or participate in any additional


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benefits,  including without limitation  medical and dental insurance  programs, profit sharing or pension plans, and medical reimbursement plans, which may from time to time be made available by the Company to corporate officers. The Company may change or discontinue such benefits at any time in its sole discretion.

                           2.3 EXPENSES.  The Company shall  reimburse  Employee
for all reasonable and necessary expenses incurred in carrying out his duties under this Agreement. The Company shall further reimburse Employee for reasonable and necessary expenses incurred as follows: (a) Employee's reasonable expenses incurred in moving himself, his family, and his household goods from Alpharetta, Georgia to the Portland, Oregon metropolitan area; (b) up to two months (which time period may be extended by the Company in its discretion at Employee's request) of temporary housing at a cost of up to $1,000 per month;
(c) one round-trip, coach airline ticket per month for Employee for travel between Atlanta, Georgia and Portland, Oregon until Employee has relocated his residence to the Portland, Oregon metropolitan area; and (d) one round-trip, coach airline ticket for Employee's spouse for travel between Atlanta, Georgia and Portland, Oregon for purposes of locating and obtaining a new residence in the Portland, Oregon metropolitan area. Employee shall present to the Company from time to time an itemized account of such expenses in such form as may be required by the Company. In addition, regarding the expenses listed as (a) above, Employee shall obtain bids from at least two national moving companies and select the company with the lowest bid. To the extent the reimbursement payments under this section are includable in Employee's net taxable income, the Company shall pay Employee an additional amount so that the amount paid to him under this section, less taxes at Employee's effective marginal tax rate, equals the expenses to be reimbursed.

                           2.4 FEES. All compensation earned by Employee,  other
than pursuant to this Agreement, as a result of services performed on behalf of the Company or as a result of or arising out of any work done by Employee in any way related to the scientific or business activities of the Company shall belong to the Company. Employee shall pay or deliver such compensation to the Company promptly upon receipt. For the purposes of this provision, "compensation" shall include, but is not limited to, all professional and nonprofessional fees, lecture fees, expert testimony fees, publishing fees, royalties, and any related income, earnings, or other things of value; and "scientific or business activities of the Company" shall include, but not be limited to, any project or projects in which the Company is involved and any subject matter that is directly or indirectly researched, tested, developed, promoted, or marketed by the Company.

                  3. STOCK OPTIONS. Employee has been granted a non-qualified option to purchase 350,000 shares of common stock of the Company at an exercise price equal to 75 percent of the fair market value of the stock on the date of grant.


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                  4. CONFIDENTIAL INFORMATION.

                           4.1  DEFINED.   "Confidential   Information"  is  all
nonpublic information relating to the Company or its business that is disclosed to Employee, that Employee produces, or that Employee otherwise obtains during employment. "Confidential Information" also includes information received from third parties that the Company has agreed to treat as confidential. Examples of Confidential Information are:

                           4.1.1 Marketing plans.

                           4.1.2 Customer lists.

                           4.1.3 Product design and manufacturing information.

                           4.1.4 Financial information.

"Confidential Information" does not include information which (a) is or becomes generally available to the public other than as a result of a disclosure by Employee; (b) becomes available to Employee on a nonconfidential basis from a source other than the Company or its representatives, provided that such source is not known by Employee to be bound by a confidentiality agreement with the Company or its representatives or otherwise prohibited from transmitting the information to Employee by a contractual, legal, or fiduciary obligation; (c) can be demonstrated by written evidence or other convincing evidence to have been known by Employee on a nonconfidential basis prior to its disclosure to Employee by the Company or one of its representatives; or (d) can be demonstrated by written or other convincing evidence to have been developed by Employee in good faith and independent of Confidential Information.

                           4.2 ACCESS TO INFORMATION. Employee acknowledges that
in the course of his employment he will have access to Confidential Information, that such information is a valuable asset of the Company, and that its disclosure or unauthorized use will cause the Company substantial harm.

                           4.3  OWNERSHIP.   Employee   acknowledges   that  all
Confidential Information shall continue to be the exclusive property of the Company (or the third party that disclosed it to the Company), whether or not prepared in whole or in part by Employee and whether or not disclosed to Employee or entrusted to his custody in connection with his employment by the Company.

                           4.4  NONDISCLOSURE  AND NONUSE.  Unless authorized or
instructed in writing by the Company, or required by legally constituted authority, Employee will not, except as required in the course of the Company's business, during or after his employment, disclose to others or use any Confidential Information, unless and until, and then only to the extent that, such items become available to the public through no fault of Employee.


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                           4.5 RETURN OF CONFIDENTIAL INFORMATION.  Upon request
by the Company during or after his employment, and without request upon termination of employment pursuant to this Agreement, Employee will deliver immediately to the Company all written or tangible materials containing Confidential Information without retaining any excerpts or copies.

                           4.6  DURATION.  The  obligations  set  forth  in this
Section 4 will continue beyond the term of employment of Employee by the Company and for so long as Employee possesses Confidential Information.

                  5. MATERIALS PREPARED AND INVENTIONS MADE DURING EMPLOYMENT. The Company shall be the exclusive owner of all materials, concepts, and inventions Employee prepares, develops, or makes (whether alone or jointly with others) within the scope of his employment, and of all related rights (including copyrights, trademarks, and patents) and proceeds. Without limitation, materials, concepts, and inventions that (a) relate to the Company's business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company, shall be considered within the scope of Employee's employment. Employee shall promptly disclose all such materials, concepts, and inventions to the Company. Employee shall take all action reasonably requested by the Company to vest ownership of such materials, consents, and inventions in the Company and to permit the Company to obtain copyright, trademark, patent, or similar protection in its name.

                  6.       NONCOMPETITION.

                           Employee covenants that Employee will not, throughout
the United States, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly during the term of employment and for one year thereafter:

                           6.1 Engage or prepare to engage in any business  that
sells products or services competing with those sold by the Company as of the date of Employee's termination of employment with the Company;

                           6.2  Induce or attempt to induce any person who is an
employee of the Company during the term of this covenant to leave the employ of the Company; or

                           6.3 Solicit, divert, or accept orders for products or
services that are substantially competitive with the products or services sold by the Company from any customer of the Company.

                  7. TERMINATION.

                           7.1  TERMINATION  UPON DEATH.  This  Agreement  shall
terminate immediately upon Employee's death.


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                           7.2  TERMINATION BY EMPLOYEE.  Employee may terminate
his employment under this Agreement by 60 days' written notice to the Company.

                           7.3 TERMINATION BY THE COMPANY FOR CAUSE. The Company
may terminate Employee's employment under this Agreement for cause at any time, with or without advance notice. For purposes of this Agreement, "cause" means:
(a) a material breach of this Agreement by Employee; (b) any willful or grossly negligent act by Employee which causes material harm to the Company; (c) Employee's refusal, failure, or inability to perform any material job duties of Employee; (d) any act of fraud on the Company, any criminal act, or any act involving moral turpitude by Employee; (e) the commission of any act in direct competition with or materially detrimental to the best interests of the Company; or (f) excessive absenteeism by Employee. The Company reserves the right to determine the facts giving rise to cause for termination and whether those facts constitute cause for termination. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the board of directors at a meeting of the board of directors (after reasonable notice to Employee and an opportunity for Employee to be heard before the board of directors) called and held for the purpose of finding whether in the good faith opinion of the board of directors Employee has engaged in conduct constituting cause as defined in this section.

                           7.4  TERMINATION BY THE COMPANY  WITHOUT  CAUSE.  The
Company may terminate Employee's employment under this Agreement without cause by written notice to Employee. Employee may (but shall not be required to) elect to treat any of the following events as a termination without cause, provided Employee acts within 60 days of the event:

                                    7.4.1 A material breach of this Agreement by
the Company and a failure by the Company to cure the breach within 30 days after Employee has given written notice of the breach to the board of directors.

                                    7.4.2 A reduction in Employee's salary below
the amount stated in Section 2.1 (except as part of and in proportion to a reduction in all executive officers' salaries) or a substantial diminution in Employee's duties or title below those or that stated in this Agreement.

                                    7.4.3  A  requirement  by the  Company  that
Employee regularly report other than to the board of directors or the chairman of the board.

                                    7.4.4 A  relocation  by the  Company  of the
principal place where Employee's duties are to be performed to a place outside of the Portland metropolitan area.

                                    7.4.5 A "Change of Control" of the  Company.
For purposes of this Agreement, a "Change of Control" shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change of control shall be deemed to have occurred at


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such time as (i) any Acquiring Person hereafter  becomes the "beneficial  owner"
(as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of Voting Securities; (ii) during any period of 12 consecutive calendar months, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (iii) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Voting Securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of Voting Securities immediately prior to the merger have the same, or substantially the same, proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or (iv) approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company. For purposes of this Agreement, "Acquiring Person" means any person or related persons which constitute a "group" for purposes of Section 13(d) and Rule 13d-5 under the Exchange Act, as such Section and Rule are in effect as of the date of this Agreement; provided, however, that the term Acquiring Person shall not include:
(i) the Company or any of its subsidiaries; (ii) any employee benefit plan of the Company or any of its subsidiaries; (iii) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan; or (iv) any person or group solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act. For purposes of this Agreement, "Voting Securities" means the Company's issued and outstanding securities ordinarily having the right to vote at elections for the Company's board of directors.

                           7.5 COMPENSATION UPON TERMINATION.

                                    7.5.1 TERMINATION UNDER SECTION 7.1, 7.2, OR
7.3. In the event of a termination of Employee's employment under Sections 7.1, 7.2, or 7.3, Employee's regular compensation pursuant to Section 2.1 shall be prorated and payable until the date of termination.

                                    7.5.2  TERMINATION UNDER SECTION 7.4. In the
event of a termination of Employee's employment by the Company without cause as provided in Section 7.4, Employee shall continue to be paid the salary provided in Section 2.1 for 12 months from the date of notice of such termination of employment, in the manner and at the times at which regular compensation was paid to Employee during the term of his employment under this Agreement, except that if Employee elects to treat an event described in Sections 7.4.1, 7.4.2, 7.4.3, 7.4.4, or 7.4.5 as a termination without cause but continues to work for the Company or any of its subsidiaries, then any amounts Employee receives as compensation during the 12- month period shall be credited against the amounts payable to Employee under this section. Unless Employee elects to continue working for the Company or any of its subsidiaries, as a condition to receipt of the compensation described in the preceding sentence Employee shall sign


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and  deliver a release  agreement,  in form and  substance  satisfactory  to the
Company, releasing all claims related to Employee's employment. The Company's obligation to pay the amounts stated in this section shall terminate if Employee engages, either individually or as a director, officer, partner, employee, agent, representative, or consultant with any business, directly or indirectly in any of the activities listed in Section 6.1, 6.2, or 6.3 anywhere in the United States within one year after termination of employment.

                  8. REMEDIES. The respective rights and duties of the Company and Employee under this Agreement are in addition to, and not in lieu of, those rights and duties afforded to and imposed upon them by law or at equity. Employee acknowledges that breach of Sections 4 or 6 of this Agreement will cause irreparable harm to the Company and agrees to the entry of a temporary restraining order and permanent injunction by any court of competent jurisdiction to prevent breach or further breach of Sections 4 or 6 of this Agreement. Such remedy shall be in addition to any other remedy available to the Company at law or in equity.

                  9. SEVERABILITY OF PROVISIONS. The provisions of this Agreement are severable, and if any provision hereof is held invalid or unenforceable, it shall be enforced to the maximum extent permissible, and the remaining provisions of the Agreement shall continue in full force and effect.

                  10. ATTORNEY FEES. In the event a suit or action is filed to enforce Sections 4 or 6 of this Agreement, the prevailing party shall be reimbursed by the other party for all costs and expenses incurred in connection with the suit or action, including without limitation reasonable attorney fees at trial or on appeal.

                  11. NONWAIVER. Failure of the Company at any time to require performance of any provision of this Agreement shall not limit the right of the Company to enforce the provision. No provision of this Agreement or breach thereof may be waived by either party except by a writing signed by that party. A waiver of any breach of a provision of this Agreement shall be construed narrowly and shall not be deemed to be a waiver of any succeeding breach of that provision or a waiver of that provision itself or of any other provision.

                  12. ARBITRATION.

                           12.1  CLAIMS  COVERED.  All claims or  controversies,
except for those excluded by Section 12.2 ("claims"), whether or not arising out of Employee's employment (or its termination), that the Company may have against the Employee or that Employee may have against the Company or against its officers, directors, employees or agents, in their capacity as such or otherwise, shall be resolved as provided in this Section 12. Claims covered by this Section 12 include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, sexual orientation, religion, national origin, age, marital status, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure


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different  from this one),  and claims for violation of any federal,  state,  or other governmental law, statute, regulation, or ordinance, except as provided in
Section 12.2.

                           12.2  NON-COVERED  CLAIMS.   Claims  arising  out  of
Sections 4 or 6 of this Agreement and workers' compensation or unemployment compensation benefits are not covered by this Section 12. Non-covered claims include but are not limited to claims by the Company for injunctive and/or other equitable relief for unfair competition and/or the use and/or unauthorized disclosure of trade secrets or confidential information, as to which Employee understands and agrees that the Company may seek and obtain relief from a court of competent jurisdiction.

                           12.3  REQUIRED  NOTICE OF ALL CLAIMS  AND  STATUTE OF
LIMITATIONS. Company and Employee agree that the aggrieved party must give written notice of any claim to the other party within one year of the date the aggrieved party first has knowledge of the event giving rise to the claim; otherwise the claim shall be void and deemed waived even if there is a federal or state statute of limitations which would have given more time to pursue the claim. The written notice shall identify and describe the nature of all claims asserted and the facts upon which such claims are based.

                           12.4 HEARING OR MEDIATION.  Prior to any  arbitration
proceeding taking place pursuant to this section, Company or Employee may, at its respective option, elect to submit the claim to non-binding mediation before a mutually agreeable mediation tribunal or mediator, in which event both parties shall execute a suitable confidentiality agreement and abide by the procedures specified by the mediation tribunal or mediator.

                           12.5 ARBITRATION PROCEDURES. Any arbitration shall be
conducted in accordance with the then-current Model Employment Arbitration Procedures of the American Arbitration Association ("AAA"), modified to substitute for AAA actions, the United States Arbitration and Mediation Service ("USA&MS"), before an arbitrator who is licensed to practice law in the state of Oregon (the "Arbitrator"). The arbitration shall take place in or near Portland, Oregon.

                                    12.5.1  SELECTION OF ARBITRATOR.  The USA&MS
shall give each party a list of 11 arbitrators drawn from its panel of labor-management dispute arbitrators. Each party may strike all names on the list it deems unacceptable. If only one common name remains on the lists of all parties, that individual shall be designated as the Arbitrator. If more than one common name remains on the lists of all parties, the parties shall strike names alternately until only one remains. The party who did not initiate the claim shall strike first. If no common name remains on the lists of all parties, the USA&MS shall furnish an additional list or lists until an Arbitrator is selected.

                                    12.5.2  APPLICABLE LAW. The Arbitrator shall
apply the substantive law (and the law of remedies, if applicable) specified in this Agreement or federal law, or both, as applicable to the claim(s) asserted. The Oregon Rules of Evidence shall apply. The Arbitrator, and not any federal, state, or local court or agency, shall have exclusive


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authority to resolve any dispute relating to the interpretation,  applicability, enforceability or formation of this Agreement, including but not limited to any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties, except as provided in this Agreement.

                                    12.5.3 AUTHORITY.  The Arbitrator shall have
jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the Arbitrator deems necessary. The Arbitrator shall have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and shall apply the standards governing such motions under the Federal Rules of Civil Procedure. The Arbitrator shall render an award and opinion in the form typically rendered in labor arbitrations.

                                    12.5.4  REPRESENTATION.  Any  party  may  be
represented by an attorney or other representative selected by the party.

                                    12.5.5 DISCOVERY.  Each party shall have the
right to take the deposition of one individual and any expert witness designated by another party. Each party also shall have the right to make requests for production of documents to any party. The subpoena right specified below shall be applicable to discovery pursuant to this paragraph. Additional discovery may be had only where the Arbitrator selected pursuant to this Agreement so orders, upon a showing of substantial need. At least 30 days before the arbitration, the parties must exchange lists of witnesses, including any experts, and copies of all exhibits intended to be used at the arbitration. Each party shall have the right to subpoena witnesses and documents for the arbitration.

                                    12.5.6   REPORTER.   Either  party,  at  its
expense, may arrange for and pay the cost of a court reporter to provide a stenographic record of proceedings.

                                    12.5.7  POST-HEARING  BRIEFS.  Either party,
upon request at the close of hearing, shall be given leave to file a post-hearing brief. The time for filing such a brief shall be set by the Arbitrator.

                           12.6 ENFORCEMENT. Either party may bring an action in
any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided in this Agreement, both the Company and Employee agree that neither shall initiate or prosecute any lawsuit or administrative action (other than for a non-covered claim) in any way related to any claim covered by this Agreement. A party opposing enforcement of an award may not do so in an enforcement proceeding, but must bring a separate action in any court of competent jurisdiction to set aside the award, where the standard of review will be the same as that applied by an appellate court reviewing a decision of a trial court sitting without a jury.

                           12.7 ARBITRATION FEES AND COSTS. Company and Employee
shall equally share the fees and costs of the Arbitrator. Each party will deposit funds or post other


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appropriate  security  for its share of the  Arbitrator's  fee, in an amount and manner determined by the Arbitrator, 10 days before the first day of hearing. Each party shall pay for its own costs and attorneys' fees, if any, provided that the Arbitrator, in its sole discretion, may award reasonable fees to the prevailing party in a proceeding.

                  13. GENERAL TERMS AND CONDITIONS. This Agreement constitutes the entire understanding of the parties relating to the employment of Employee by the Company, and supersedes and replaces all written and oral agreements heretofore made or existing by and between the parties relating thereto. This Agreement shall be construed in accordance with the laws of the state of Oregon, without regard to any conflicts of laws rules thereof. This Agreement shall inure to the benefit of any successors or assigns of the Company. All captions used herein are intended solely for convenience of reference and shall in no way limit any of the provisions of this Agreement. Employee acknowledges that he signed this Agreement upon his initial employment with the Company.

                  The parties have executed this Employment Agreement as of the date stated above.


                                       EPITOPE, INC.



/s/ John W. Morgan                     By: /s/ Roger L. Pringle
JOHN W. MORGAN
                                       Title:  Chairman, Board of Directors


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                        EXHIBIT A TO EMPLOYMENT AGREEMENT

      SPECIFIC DUTIES OF EMPLOYEE AS PRESIDENT AND CHIEF EXECUTIVE OFFICER


                  Employee as the President and Chief Executive Officer of the Company shall be responsible for directing all phases of the operations and the overall management of the Company, subject to direction by the board of directors, as such positions are more particularly described in Article IV of the bylaws of the Company. As President and Chief Executive Officer, Employee shall report directly to the Chairman of the Board. In such capacities, Employee shall be the key executive responsible for formulating and directing execution of Company strategy in all phases of operations, development, and planning. As Chief Executive Officer, Employee shall be the Company's principal spokesperson and will serve as a director on the board of directors and as operating management's principal liaison to the board of directors.

                  Pending the spin-off of the Company's subsidiary Agritope, Inc. ("Agritope"), the President and Chief Executive Officer of Agritope shall report to the Chairman of the Board of the Company, rather than to Employee.